UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2006

CTI INDUSTRIES CORPORATION

(Exact name of registrant as specified in its charter)
Illinois	0-23115	36-2848943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22160 North Pepper Road, Barrington, IL		60010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code(847) 382-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item No. 1.01 - Entry in to a Material Definitive Agreement

On April 28, 2006, Registrant entered into a License Agreement (“License Agreement”) with Rapak, L.L.C. (“Rapak”), a copy of which is filed as Exhibit 10.1 to this report, Under the License Agreement, Registrant granted to Rapak a worldwide, royalty-free license under U.S. Patent No. 6,984,278 relating to a method for texturing film and the production of a pouch utilizing such film and incorporating an evacuation tube. The license is for the full term of the Patent and is exclusive to Rapak for a period at least through October 31, 2008. The agreement also amends a 2002 Supply Agreement between Registrant and Rapak (“Supply Agreement”) extending the term of the Supply Agreement until at least October 31, 2008 and providing for Rapak to purchase from Registrant at least 65% of Rapak’s requirements for the patented film through that date. A copy of the Supply Agreement is filed as Exhibit 10.2.

Registrant has been a principal supplier of textured film to Rapak for four years and, in accordance with the License Agreement, and the Supply Agreement as amended, will continue to supply textured film to Rapak.

Item No. 9.01 - Exhibit

The following exhibit is attached hereto:

Exhibit No.	Exhibit

10.1	License Agreement

10.2	Supply Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI Industries Corporation (Registrant)

Date: May 3, 2006	By:	/s/ Stephen M. Merrick
Stephen M. Merrick Executive Vice President